Exhibit 10.2
SCHEDULE A
Apache Corporation
Form of Restricted Stock Unit Award Agreement
(Jan 2010 Bridge Awards)
GRANT NOTICE

Recipient Name:	[Name]

Company:	Apache Corporation

Notice:	A summary of the terms of your grant of Restricted Stock Units (“RSUs”) is set out in this notice (the “Grant Notice”) but subject always to the terms of the Apache Corporation 2007 Omnibus Equity Compensation Plan (the “Plan”) and the Restricted Stock Unit Award Agreement (the “Agreement”). In the event of any inconsistency between the terms of this Grant Notice, the terms of the Plan and the Agreement, the terms of the Plan and the Agreement shall prevail.

You have been awarded a grant of Apache Corporation RSUs in accordance with the terms of the Plan and the Agreement.

Details of the RSUs which you are entitled to receive is provided to you in this Grant Notice and maintained on your account at netbenefits.fidelity.com

Type of Award:	Restricted Stock Unit(s)

Restricted Stock Unit:	A Restricted Stock Unit (“RSU”) as defined in the Plan and meaning the right granted to the Recipient to receive one share of Stock for each RSU at the end of the specified Vesting Period.

Stock:	The $0.625 par value common stock of the Company or as otherwise defined in the Plan.

Grant:	A Grant related to Restricted Stock Units

Grant Date:	January 15, 2010

Conditions:	Once vested, the Recipient shall be paid the value of his or her RSUs in shares of Stock (net of shares withheld for applicable tax withholdings).

Vesting:	RSUs granted shall vest (i.e., restrictions shall lapse) in accordance with the following schedule, provided that the Recipient remains employed as an Eligible Person as of such vesting date:

As of the Grant Date — 1/3 vested

First anniversary of the Grant Date — 1/3 vested

Second anniversary of the Grant Date — 1/3 vested

Vesting is accelerated to 100% upon the Recipient’s death during the Vesting Period. Upon vesting, the applicable shares of Stock, subject to required tax withholding, shall be transferred by the Company to the Recipient within thirty (30) days of the vesting date.

Vesting is accelerated to 100% upon a Recipient’s Involuntary Termination or Voluntary Termination with Cause occurring on or after a Change of Control during the Vesting Period. Upon vesting, the applicable shares of Stock, subject to required tax withholding, shall be transferred by the Company to the Recipient within thirty (30) days of the vesting date.

Notwithstanding the foregoing, if the payment of the Stock is subject to Internal Revenue Code Section 409A, payment will not occur until the earlier of (1) the date payment would have been due if the Change of Control had not occurred or (2) the date that the Change of Control constitutes a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Internal Revenue Code Section 409A(a)(2)(A)(v).

Withholding:	A portion of the Stock subject to each RSU will be withheld to cover required taxes, and the net number of shares of Stock will be paid to the Recipient.

Acceptance:	Please complete the on-line grant acceptance as promptly as possible to accept or reject your Grant. You can access this through your account at netbenefits.fidelity.com. By accepting your Grant, you will have agreed to the terms and conditions set forth in the Agreement and the terms and conditions of the Plan. If you do not accept your Grant you will be unable to receive your RSUs.

Apache Corporation
Form of Restricted Stock Unit Award Agreement
     This Restricted Stock Unit Award Agreement (the “Agreement”) relating to a grant of Restricted Stock Units (as defined in the rules of the Apache Corporation 2007 Omnibus Equity Compensation Plan (the “Plan”) (the “Grant”), dated as of the Grant Date set forth in the Notice of Award under the Agreement attached as Schedule A hereto (the “Grant Notice”), is made between Apache Corporation (together with its Affiliates, the “Company”) and each Recipient. The Grant Notice is included in and made part of this Agreement.
     In this Agreement and each Grant Notice, unless the context otherwise requires, words and expressions shall have the meanings given to them in the Plan except as herein defined.
Definitions
     “Grant Notice” means the separate notice given to each Recipient specifying the number of RSUs granted to the Recipient (the “Grant”).
     “Fair Market Value” means the closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System (“Composite Tape”) for a particular date or, if the Stock is not so listed at any time, as reported on NASDAQ or on such other exchange or electronic trading system as, on the date in question, reports the largest number of traded shares of stock. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.
     “Involuntary Termination” means the termination of employment of the Recipient by the Company or its successor for any reason on or after a Change of Control; provided, that the termination does not result from an act of the Recipient that (i) constitutes common-law fraud, a felony, or a gross malfeasance of duty, or (ii) is materially detrimental to the best interests of the Company or its successor.
     “Payout Amount” means the vested portion of the Grant expressed as shares of Stock underlying the RSUs.
     “Recipient” means an Eligible Person designated by the Committee at the Grant Date to receive one or more Grants under the Plan.
     “Voluntary Termination with Cause” occurs upon a Recipient’s separation from service of his own volition and one or more of the following conditions occurs without the Recipient’s consent on or after a Change of Control:
(a)	There is a material diminution in the Recipient’s base compensation, compared to his rate of base compensation on the date of the Change of Control.

(b)	There is a material diminution in the Recipient’s authority, duties or responsibilities.

(c)	There is a material diminution in the authority, duties or responsibilities of the Recipient’s supervisor, such as a requirement that the Recipient (or his supervisor) report to a corporate officer or employee instead of reporting directly to the board of directors.

(d)	There is a material diminution in the budget over which the Recipient retains authority.

(e)	There is a material change in the geographic location at which the Recipient must perform his service, including, for example the assignment of the Recipient to a regular workplace that is more than 50 miles from his regular workplace on the date of the Change of Control.
The Recipient must notify the Company of the existence of one or more adverse conditions specified in clauses (a) through (e) above within 90 days of the initial existence of the adverse condition. The notice must be provided in writing to Apache Corporation’s Vice President, Human Resources or his/her delegate. The notice may be provided by personal delivery or it may be sent by email, inter-office mail, regular mail (whether or not certified), fax, or any similar method. Apache Corporation’s Vice President, Human Resources or his/her delegate shall acknowledge receipt of the notice within 5 business days; the acknowledgement shall be sent to the Recipient by certified mail. Notwithstanding the foregoing provisions of this definition, if the Company remedies the adverse condition within 30 days of being notified of the adverse condition, no Voluntary Termination with Cause shall occur.
Terms
     1. Grant of RSUs. Subject to the provisions of this Agreement and the provisions of the Plan and Grant Notice, the Company shall grant to the Recipient, pursuant to the Plan, a right to receive the number of RSUs set forth in the Recipient’s Grant Notice. The Grant shall give the Recipient the right, upon vesting, to an equal number of shares of $0.625 par value common stock of the Company (“Stock”).
     2. Vesting and Payment of Stock. Subject to the provisions of Section 3, the entitlement to receive the number of shares of Stock pursuant to the RSUs comprising the Grant Amount shall vest in accordance with the schedule set forth in the Grant Notice; provided that the Recipient remains employed as an Eligible Person on such applicable vesting dates. Such Stock, subject to applicable withholding, shall be transferred by the Company to the Recipient within thirty (30) days of the vesting date and not later than March 15 of the year following the year in which the RSUs vest.
     3. Termination of Employment, Death or Disability. Except as set forth below, each Grant shall be subject to the condition that the Recipient has remained an Eligible Person from the award of the Grant of RSUs until the applicable vesting date as follows:

     (a) If the Recipient voluntarily leaves the employment of the Company (including retirement), or if the employment of the Recipient is terminated by the Company for any reason or no reason, any RSUs granted to the Recipient pursuant to the Grant Notice not previously vested shall thereafter be void and forfeited for all purposes.
     (b) A Recipient shall become 100% fully vested in all RSUs under the Grant Notice on the date the Recipient dies while employed by the Company. Payment shall occur as soon as administratively convenient following the date the Recipient dies, but in no event shall the payment occur later than March 15 of the calendar year immediately following the calendar year in which the Recipient died. If the Recipient dies before receiving payment, the payment shall be made to the Recipient’s estate.
     4. Change of Control. In the event of a Recipient’s Involuntary Termination or Voluntary Termination with Cause occurring on or after a Change of Control of the Company which occurs during the Vesting Period, the Recipient shall become 100% fully vested in the unvested RSUs granted to the Recipient pursuant to the Grant Notice as of the date of his Involuntary Termination or Voluntary Termination with Cause. Subject to Section 12.1(d) of the Plan, payment shall occur within thirty (30) days of the Change of Control.
     5. Payment and Tax Withholding. Upon receipt of any entitlement to Stock under this Agreement, the Recipient shall make appropriate arrangements with the Company to provide for the amount of minimum tax withholding required by law, including without limitation Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state and local income and other tax laws. Each payment of the Payout Amount shall be made in shares of Stock, determined by the Committee, such that the withheld number of shares shall be sufficient to cover the withholding amount required by this Section (including any amount to cover benefit tax charges arising thereon). The payment of a Payout Amount shall be based on the Fair Market Value of the shares of Stock on the applicable date of vesting to which such tax withholding relates. Where appropriate, shares shall be withheld by the Company to satisfy applicable tax withholding requirements rather than paid directly to the Recipient.
     6. No Ownership Rights Prior to Issuance of Stock. Neither the Recipient nor any other person shall become the beneficial owner of the Stock underlying the Grant, nor have any rights of a shareholder (including, without limitation, dividend and voting rights) with respect to any such Stock, unless and until and after such Stock has been actually issued to the Recipient and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.
     7. Non-Transferability of Stock. Stock issued pursuant to a Grant shall not be transferable otherwise than by will or the laws of descent and distribution, subject to the conditions and exceptions set forth in Section 14.2 of the Plan.
     8. No Right to Continued Employment. Neither the RSUs or Stock issued pursuant to a Grant nor any terms contained in this Agreement shall confer upon the Recipient any express or implied right to be retained in the employment or service of the Company for any period, nor restrict in any way the right of the Company, which right is hereby expressly reserved, to terminate the Recipient’s employment or service at any time for any reason or no reason. The

Recipient acknowledges and agrees that any right to receive RSUs or Stock pursuant to a Grant is earned only by continuing as an employee of the Company at the will of the Company, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Grant, or acquiring RSUs or Stock pursuant to the Grant hereunder.
     9. The Plan. In consideration for this Grant, the Recipient agrees to comply with the terms of the Plan and this Agreement. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. Unless defined herein, capitalized terms are used herein as defined in the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and the prospectus describing the Plan can be found on the Company’s HR intranet and the Plan document can be found on Fidelity’s website (netbenefits.fidelity.com). A paper copy of the Plan and the prospectus shall be provided to the recipient upon the Recipient’s written request to the Company at 2000 Post Oak Blvd., Suite 100, Houston, Texas 77056-4400, Attention: Corporate Secretary.
     10. Compliance with Laws and Regulations.
     (a) The Grant and any obligation of the Company to deliver RSUs or Stock hereunder shall be subject in all respects to (i) all applicable laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Stock to the Recipient or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Stock upon any national securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Stock to the Recipient or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.
     (b) It is intended that any Stock received in respect of the Grant shall have been registered under the Securities Act of 1933 (“Securities Act”). If the Recipient is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Recipient may not sell the Stock received except in compliance with Rule 144. Certificates representing Stock issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Stock as the Company deems appropriate to comply with Federal and state securities laws.
     (c) If, at any time, the Stock is not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Stock, the Recipient shall execute, prior to the delivery of any Stock to the Recipient by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Recipient represents and warrants that the Recipient is purchasing or acquiring the Stock acquired under this Agreement for the Recipient’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Stock shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Stock being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Recipient shall, prior to any offer for sale of such Stock, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.
     11. Notices. All notices by the Recipient or the Recipient’s assignees shall be addressed to the Administrative Agent, Fidelity, through the Recipient’s account at netbenefits.fidelity.com, or such other address as the Company may from time to time specify. All notices to the Recipient shall be addressed to the Recipient at the Recipient’s address in the Company’s records.
     12. Other Plans. The Recipient acknowledges that any income derived from the Grant shall not affect the Recipient’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.
     13. Terms of Employment. The Plan is a discretionary plan. The Recipient hereby acknowledges that neither the plan nor this Agreement forms part of his terms of employment and nothing in the Plan may be construed as imposing on the Company or any Affiliate a contractual obligation to offer participation in the Plan to any employee of the Company or any Affiliate. The Company or any Affiliate is under no obligation to grant further Stock to any Recipient under the Plan. The Recipient hereby acknowledges that if he ceases to be an employee of the Company or any Affiliate for any reason or no reason, he shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum.
     14. Data Protection. By accepting this Agreement (whether by electronic means or otherwise), the Recipient hereby consents to the holding and processing of personal data provided by him to the Company for all purposes necessary for the operation of the Plan. These include, but are not limited to:
     (a) administering and maintaining Recipient records;
     (b) providing information to any registrars, brokers or third party administrators of the Plan; and
     (c) providing information to future purchasers of the Company or the business in which the Recipient works.
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